Exhibit 23(a)

                          INDEPENDENT AUDITORS' CONSENT

                          -----------------------------


Deloitte
& Touche
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                     250 East Fifth Street             Telephone: (513) 784-7100
                     P.O. Box 5340
                     Cincinnati, Ohio 45202-5340


INDEPENDENT AUDITORS' CONSENT

The Procter & Gamble Company:

We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-8 of our report dated July 29, 1999 incorporated by reference in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 1999, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
August 16, 2000












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Deloitte Touche
Tohmatsu
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